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                                                   EXHIBIT 5.1

June 2, 1998

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010-3629
     As Representative of the several Underwriters named in Schedule 1 to the Pricing
     Agreement dated May 19, 1998 among
     SRFG, Inc., Sears, Roebuck and Co.
     and such Underwriters
     with respect to the Class A Certificates, and as Underwriter of the Class B Certificates
c/o Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010-3629

Ladies and Gentlemen:

     I am an Assistant General Counsel of Sears, Roebuck and Co. ("Sears"). The Corporate and Securities Section of the Sears Law Department, under my supervision, has acted as counsel to SRFG, Inc. (the "Company") and Sears in connection with the registration under the Securities Act of 1933, as amended (the "Act"), and the public offering of $500,000,000 aggregate principal amount of 5.80% Class A Master Trust Certificates, Series 1998-1 and $35,300,000 aggregate principal amount of 6.00% Class B Master Trust Certificates, Series 1998-1 (together, the "Offered Certificates") of the Sears Credit Account Master Trust II (the "Trust") issued pursuant to the Pooling and Servicing Agreement among Sears as Servicer, the Company as Seller and The First National Bank of Chicago as Trustee (the "Trustee"), dated as of July 31, 1994, as amended (the "Pooling and Servicing Agreement") and the Series Supplement among Sears as Servicer, the Company as Seller and The First National Bank of Chicago as Trustee, dated as of June 2, 1998 (the "Series Supplement"), and to be sold to the public in accordance with the terms of, with respect to the Class A Master Trust Certificates, (i) the Pricing Agreement, dated May 19, 1998, among Sears, the Company and Credit Suisse First Boston Corporation, on behalf of each of the Underwriters named in Schedule 1 thereto (the "Class A Pricing Agreement"), and (ii) the related Underwriting Agreement, dated May 19, 1998 among the Company, Sears and Credit Suisse First Boston Corporation as Representative of the several Underwriters (the "Class A Underwriting Agreement"), and with respect to the Class B Master Trust Certificates, (i) the Pricing Agreement, dated May 19, 1998, among Sears, the Company and Credit Suisse First Boston Corporation (the "Class B Pricing Agreement" and, collectively with the Class A Pricing Agreement, the "Pricing Agreement") and
(ii) the related Underwriting Agreement, dated May 19, 1998, among Sears, the Company and Credit Suisse First Boston Corporation as Representative of the several Underwriters (the "Class B Underwriting Agreement" and, collectively with the Class A Underwriting Agreement, the "Underwriting Agreement"). The Trust also will issue $52,950,000 aggregate principal amount of Class C Master Trust Certificates, Series 1998-1 (the "Class C Certificates," and together with the Offered Certificates, the "Investor Certificates"). This opinion is furnished to you pursuant to Section 7(c) of the Underwriting Agreement. All terms not otherwise defined herein have the meanings given to them in the Underwriting Agreement.

     I have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction of such documents, corporate records and other instruments, as I have deemed necessary or appropriate for the purposes of this opinion.
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      I have obtained and relied upon, to the extent I deem appropriate, certificates of officers and executives of the Company, Sears and its subsidiaries, and of public officials as to factual matters and opinions of other counsel. I call to your attention the fact that, in rendering my opinion, I am expressing my views only as to the laws of the State of Illinois and the federal laws of the United States of America (except as to the matters below which are governed in part by the general corporate laws of the State of Delaware and the State of New York, relating to the due incorporation, valid existence and good standing of the Company and Sears, respectively, the due authorization, execution and delivery by the Company and Sears, respectively, of certain documents, and the absence of any violation of the provisions of the Certificate of Incorporation or By-Laws of the Company and Sears, and except to the extent that the opinions expressed herein are given in reliance upon the opinion of Latham & Watkins of even date herewith, a copy of which is being delivered to you contemporaneously herewith).

     On the basis of the foregoing and in reliance thereon, I am of the opinion that, as of the date hereof:

     (i) The Company and Sears have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective states of incorporation;

     (ii) Each of the Underwriting Agreement and Pricing Agreement has been duly authorized, executed and delivered on the part of the Company and Sears;

     (iii) The issue and sale of the Investor Certificates and the compliance by the Company with all of the provisions of the Investor Certificates, the Underwriting Agreement, the Pricing Agreement, the Purchase Agreement, the Contribution Agreement, the Receivables Warehouse Agreement, the Assignment of Additional Funds, the
            Pooling and Servicing Agreement and the Series Supplement will not
            (a) conflict with or result in any breach which would constitute a material default under, or, except as contemplated by the Pooling and Servicing Agreement or the Series Supplement, result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company, material to the Company, pursuant to the terms of, any indenture, loan agreement or other agreement or instrument for borrowed money known to me to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company, material to the Company, is subject, (b) result in any violation of the provisions of the Certificate of Incorporation, as amended, or the By-Laws of the Company, or (c) to the best of my knowledge, result in any material violation of any statute or any order, rule or regulation applicable to the Company of any court or any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, provided, however, that except to the extent discussed in paragraphs (vi)(c), (ix) (x), (xi), (xii) and the paragraph immediately following paragraph (xii), I express no opinion as to the Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act and provided, further, that I express no opinion as to the securities laws of the various states or other jurisdictions which are applicable to the issue and sale of the Investor Certificates and I express no opinion as to state laws pertaining to the perfection of security interests;

     (iv) To the best of my knowledge, no consent, approval, authorization or other order of, or filing with, any court or any federal, state or other regulatory authority or other governmental body having jurisdiction over Sears or the Company is required for the consummation by Sears and the Company, as applicable, of the transactions contemplated by the Bank Assignment Agreement, the Purchase Agreement, the Contribution Agreement, the Assignment of Additional Funds and the Receivables Warehouse Agreement or for the issue and sale of the Investor Certificates except as may be required under the Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act and the securities laws of the various states or other jurisdictions which are applicable to the issue and sale of the Investor Certificates and
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            except for the filing of any financing or continuation statements required to perfect the Trust's, the Company's and Sears respective interests in the Receivables;

     (v) The compliance by Sears with all of the provisions of the Underwriting Agreement, the Bank Assignment Agreement, the Pricing Agreement, the Purchase Agreement, the Contribution Agreement, the Receivables Warehouse Agreement, the Pooling and Servicing Agreement and the Series Supplement will not (a) conflict with or result in any breach which would constitute a material default under, or, except as contemplated by the Bank Assignment Agreement, the Pooling and Servicing Agreement, the Series Supplement, the Purchase Agreement, the Contribution Agreement or the Receivables Warehouse Agreement, result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Sears or any subsidiary thereof, material to Sears and its subsidiaries (whether or not consolidated) considered as a whole, pursuant to the terms of, any indenture, loan agreement or other agreement or instrument for borrowed money known to me to which Sears, the Company, Sears Roebuck Acceptance Corp., Sears DC Corp., Sears National Bank or Sears Overseas Finance N.V. is a party or by which Sears or any of the foregoing subsidiaries may be bound or to which any of the property or assets of Sears or of the foregoing subsidiaries, material to Sears and its subsidiaries (whether or not consolidated) considered as a whole, is subject, (b) result in any violation of the provisions of the Restated Certificate of Incorporation or the By-Laws of Sears or (c) to the best of my knowledge, result in any material violation of any statute or any order, rule or regulation applicable to Sears of any court or any federal, state or other regulatory authority or other governmental body having jurisdiction over Sears, provided, however, that except to the extent discussed in paragraphs (vi)(c), (ix), (x), (xi),
            (xii) and the paragraph immediately following paragraph (xii), I express no opinion as to the Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act and the rules and regulations under each such act; and provided, further, that I express no opinion as to the securities laws of the various states or other jurisdictions which are applicable to the issue and sale of the Investor Certificates and I express no opinion as to the state laws pertaining to the perfection of security interests;

     (vi)   (a)    Each of the Pooling and Servicing Agreement, the Series
                   Supplement, the Purchase Agreement, the Contribution
                   Agreement and the Receivables Warehouse Agreement has been duly authorized, executed and delivered on the part of the Company and Sears and, as to each of the Company and Sears, is a valid and binding instrument enforceable in accordance with its terms, except as the foregoing may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally, general principles of equity
                   (whether considered in a proceeding at law or in equity) or the discretion of the court before which any proceeding therefor may be brought;

            (b) The Investor Certificates have been duly authorized and (assuming their due authentication by the Trustee) have been duly executed, issued and delivered and constitute valid and binding obligations of the Trust in accordance with their terms, entitled to the benefits of the Pooling and Servicing Agreement and the Series Supplement, except as the foregoing may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally, general principles of equity (whether considered in a proceeding at law or in equity) or the discretion of the court before which any proceeding therefor may be brought;

            (c) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act; and the Trust is not required to be registered under the Investment Company Act;



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     (vii)     The Bank Assignment Agreement has been duly authorized, executed and delivered by Sears and, as to Sears, is a valid and binding instrument enforceable in accordance with its terms, except as the foregoing may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally, general principles of equity (whether considered in a proceeding at law or in equity) or the discretion of the court before which any proceeding therefor may be brought;

     (viii) The Assignment of Additional Funds has been duly authorized, executed and delivered by the Company and, as to the Company, is a valid and binding instrument enforceable in accordance with its terms, except as the foregoing may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally, general principles of equity (whether considered in a proceeding at law or in equity) or the discretion of the court before which any proceeding therefor may be brought;

     (ix) I do not know of any pending legal or governmental proceedings required to be described in the Prospectus which are not described as required;

     (x) The documents incorporated by reference in the Prospectus as amended or supplemented (other than financial, statistical and accounting date therein, as to which I express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations thereunder;

     (xi) The Registration Statement and Prospectus as amended or supplemented (excluding the documents incorporated therein) (other than financial, statistical and accounting data therein as to which I express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder; and

     (xii) I do not know of any contract or other document to which the Company or Sears is a party required to be filed as an exhibit to the Registration Statement or required to be incorporated in the Prospectus as amended or supplemented, or required to be described in the Prospectus as amended or supplemented, which has not been so filed or described.

     With respect to the statements of belief set forth below, I have not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and the limitations inherent in the examination made by me and the knowledge available to me are such that I am unable to assume, and I do not assume, any responsibility for the accuracy, completeness or fairness of any of the statements contained therein. I confirm, however, that as a result of (1) the examinations made by me, as described above, and (2) my participation in conferences with representatives of Sears, the Company and you and your counsel, at which conferences the contents of the Registration Statement, the Underwriting Agreement and related matters were discussed, nothing has come to my attention which has caused me to believe that (a) any of the documents referred to in subdivision (x) above (other than financial, statistical and accounting data therein, as to which I express no belief), in each case after excluding any statement in any such document which does not constitute part of the Registration Statement or the Prospectus as amended or supplemented pursuant to Rule 412 of Regulation C under the Act and after substituting therefor any statement modifying or superseding such excluded statement, when they became effective or were filed, as the case may be, contained, in the case of documents which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of documents which were filed under the Exchange Act with the

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Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (b) the Registration Statement or the Prospectus, as amended or supplemented, (other than financial, statistical and accounting data therein, as to which I express no belief) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     In rendering my opinion, I have assumed that the Bank Assignment Agreement, the Assignment of Additional Funds, the Pooling and Servicing Agreement and the Series Supplement have been duly authorized, executed and delivered by the parties thereto other than the Company and Sears and that the signatures (other than those on behalf of the Company and Sears) on all documents examined by me are genuine, assumptions which I have not independently verified.

     This opinion is furnished by me as counsel for the Company and Sears to Credit Suisse First Boston Corporation as Representative of the several Underwriters of the Class A Certificates and Credit Suisse First Boston Corporation as Representative of the several Underwriters of the Class B Certificates, and is solely for the benefit of the Underwriters, and is not to be otherwise used, circulated or relied upon without my express written consent, except that Standard & Poor's, Moody's Investors Service, Inc., Fitch IBCA, Inc., Duff & Phelps Credit Rating Company and The First National Bank of Chicago may rely upon each of the foregoing opinions as if such opinions were addressed to them.

                                        Very truly yours,


                                        /s/ NANCY BELLIS
                                        ----------------
                                        Nancy K. Bellis